Exhibit 99.1
Granite Ridge Resources, Inc. Reports First Quarter 2024 Results

Dallas, Texas, May 9, 2024 – Granite Ridge Resources, Inc. (“Granite Ridge” or the “Company”) (NYSE: GRNT) today reported financial and operating results for the first quarter of 2024.
First Quarter 2024 Highlights
•Grew production 3% to 23,842 barrels of oil equivalent (“Boe”) per day (45% oil), from 23,167 Boe per day for the first quarter of 2023.
•Reported net income of $16.2 million, or $0.12 per diluted share, versus $36.9 million, or $0.28 per diluted share, for the prior year period. First quarter Adjusted Net Income (non-GAAP) totaled $15.3 million, or $0.12 adjusted earnings per diluted share (non-GAAP).
•Generated $64.5 million of Adjusted EBITDAX (non-GAAP).
•Placed 5.07 net wells online.
•Declared dividend of $0.11 per share of common stock.
•Ended the first quarter of 2024 with liquidity of $123.0 million.
See “Supplemental Non-GAAP Financial Measures” below for descriptions of the above non-GAAP measures as well as a reconciliation of these measures to the associated GAAP (as defined herein) measures.

Luke Brandenberg, President and CEO of Granite Ridge, commented, “Our first quarter 2024 performance is how we hope to start every year as we beat internal projections across the board, captured multiple acquisitions, and saw great execution by our Strategic Partners. We look forward to continuing to demonstrate that what we are building at Granite Ridge is different, repeatable, and resilient as we both grow the business and return capital to shareholders while maintaining conservative leverage.”
First Quarter 2024 Summary
First quarter 2024 oil production volumes totaled 10,650 barrels (“Bbls”) per day, a 0.7% decrease from the first quarter of 2023. Natural gas production for the first quarter of 2024 totaled 79,151 thousand cubic feet of natural gas (“Mcf”) per day, a 6% increase from the first quarter of 2023. As a result, the Company’s total production for the first quarter of 2024 grew 3% from the first quarter of the prior year to 23,842 Boe per day.

Net income for the first quarter of 2024 was $16.2 million, or $0.12 per diluted share. Excluding non-cash and special items, the first quarter 2024 Adjusted Net Income (non-GAAP) was $15.3 million, or $0.12 per diluted share. The Company’s average realized price for oil and natural gas for the first quarter of 2024, excluding the effect of commodity derivatives, was $78.17 per Bbl and $1.84 per Mcf, respectively.

Adjusted EBITDAX (non-GAAP) for the first quarter of 2024 totaled $64.5 million, compared to $70.7 million for the first quarter of 2023. First quarter 2024 cash flow from operating activities was $68.7 million, including $7.1 million in working capital changes. Operating Cash Flow Before Working Capital Changes (non-GAAP) was $61.6 million. Costs incurred for development activities totaled $62.6 million for the first quarter of 2024.
During the quarter, the Company closed four short-cycle oil and gas acquisitions in the Permian Basin with aggregate inventory of 2.5 net locations, acquisition cost of $6.8 million (inclusive of expected future carry), and estimated future development capital expenditures of $23 million. These acquisitions, and the related development capital and production, were included in the Company's original 2024 guidance.

•Traditional Non-Op
◦Midland and Delaware Basins – three transactions with aggregate inventory of 1.1 net locations, acquisition cost of $3.6 million (inclusive of expected future carry), and estimated future development capital expenditures of $13 million
•Controlled Capital through Strategic Partnerships
◦Delaware Basin – one transaction with inventory of 1.4 net locations, acquisition cost of $3.2 million (inclusive of expected future carry), and estimated future development capital expenditures of $10 million

Operational Activity
The table below provides a summary of gross and net wells completed and put on production for the first quarter 2024:

	Three Months Ended March 31, 2024
	Gross	Net
Permian	17	1.52
Eagle Ford	8	2.90
Bakken	18	0.29
Haynesville	6	0.34
DJ	9	0.02
Total	58	5.07

On March 31, 2024, the Company had 264 gross (14.3 net) wells in process.

Costs Incurred

The table below provides the costs incurred for oil and natural gas producing activities for the periods indicated:

	Three Months Ended March 31,
(in thousands)	2024	2023
Property acquisition costs:
Proved	$1,147	$17,989
Unproved	1,481	9,630
Development costs	62,639	98,606
Total costs incurred for oil and natural gas properties	$65,267	$126,225

Commodity Derivatives Update
The Company’s commodity derivatives strategy is intended to manage its exposure to commodity price fluctuations. Please see the table under “Derivatives Information” below for detailed information about Granite Ridge’s current derivatives positions.

2024 Guidance
The following table summarizes the Company’s operational and financial guidance for 2024, which is unchanged.

Annual production (Boe per day)	23,250 - 25,250
Oil as a % of sales volumes	47%

Acquisitions ($ in millions)	$35 - $35
Development capital expenditures ($ in millions)	$230 - $250
Total capital expenditures ($ in millions)	$265 - $285

Net wells placed on production	22 - 24

Lease operating expenses (per Boe)	$6.50 - $7.50
Production and ad valorem taxes (as a % of total sales)	7% - 8%
Cash general and administrative expense ($ in millions)	$23 - $26
Conference Call
Granite Ridge will host a conference call on May 10, 2024, at 10:00 AM Central Time (11:00 AM Eastern Time) to discuss its first quarter 2024 results. A brief Q&A session for security analysts will immediately follow the discussion. The telephone number and passcode to access the conference call are provided below:
Dial-in: (888) 660-6093
International dial-in: (929) 203-0844
Participant Passcode: 4127559
To access the live webcast visit Granite Ridge’s website at www.graniteridge.com. Alternatively, an audio replay will be available through May 26, 2024. To access the audio replay dial (800) 770-2030 and enter confirmation code 4127559.
Upcoming Investor Events

Granite Ridge management will also be participating in the following upcoming investor events:
•TPH&Co. Hotter ‘N Hell Energy Conference (Houston, TX) - May 15, 2024.
•Louisiana Energy Conference (New Orleans, LA) - May 28, 2024.
•RBC Capital Markets Global Energy, Power & Infrastructure Conference (New York, NY) - June 4, 2024.
•Sidoti Small-Cap Virtual Conference (Virtual) - June 12-13, 2024.
•Enercom (Denver, CO) - August 19-21, 2024.
•Midwest IDEAS Conference (Chicago, IL) - August 28 - 29, 2024.
•Pickering Energy Partners Energy Conference (Austin, TX) - September 16, 2024.
•Minerals & Non-Op Assembly (Houston, TX) - October 15, 2024.
•Stephens Annual Investment Conference (Nashville, TN) - November 11, 2024.

Any investor presentations to be used for such events will be posted prior to the respective event on Granite Ridge’s website. Information on Granite Ridge’s website does not constitute a portion of, and is not incorporated by reference into this press release.

About Granite Ridge
Granite Ridge is a scaled, non-operated oil and gas exploration and production company. We own a portfolio of wells and top-tier acreage across the Permian and four other prolific unconventional basins across the United States. Rather than drill wells ourselves, we increase asset diversity and decrease overhead by investing in a smaller piece of a larger number of high-graded wells drilled by proven public and private operators. We create value by generating sustainable full-cycle risk adjusted returns for investors, offering a rewarding experience for our team, and delivering reliable energy solutions to all – safely and responsibly. For more information, visit Granite Ridge’s website at www.graniteridge.com.

Forward-Looking Statements and Cautionary Statements
This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this release regarding, without limitation, Granite Ridge’s 2024 outlook, financial position, operating and financial performance, business strategy, plans and objectives of management for future operations, industry conditions, indebtedness covenant compliance, capital expenditures, production and cash flows are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.
Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Granite Ridge’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: the ability to recognize the anticipated benefits of the business combination, Granite Ridge’s financial performance following the business combination, changes in Granite Ridge’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans, changes in current or future commodity prices and interest rates, supply chain disruptions, infrastructure constraints and related factors affecting our properties, ability to acquire additional development opportunities and potential or pending acquisition transactions, as well as the effects of such acquisitions on the Company’s cash position and levels of indebtedness, changes in reserves estimates or the value thereof, operational risks including, but not limited to, the pace of drilling and completions activity on our properties, changes in the markets in which Granite Ridge competes, geopolitical risk and changes in applicable laws, legislation, or regulations, including those relating to environmental matters, cyber-related risks, the fact that reserve estimates depend on many assumptions that may turn out to be inaccurate and that any material inaccuracies in reserve estimates or underlying assumptions will materially affect the quantities and present value of Granite Ridge’s reserves, the outcome of any known and unknown litigation and regulatory proceedings, limited liquidity and trading of Granite Ridge’s securities, acts of war, terrorism or uncertainty regarding the effects and duration of global hostilities, including the Israel-Hamas conflict, the Russia-Ukraine war, continued instability in the Middle East, including from the Houthi rebels in Yemen, and any associated armed conflicts or related sanctions which may disrupt commodity prices and create instability in the financial markets, and market conditions and global, regulatory, technical, and economic factors beyond Granite Ridge’s control, including the potential adverse effects of world health events, such as the COVID-19 pandemic, affecting capital markets, general economic conditions, global supply chains and Granite Ridge’s business and operations, and increasing regulatory and investor emphasis on, and attention to, environmental, social and governance matters.
Granite Ridge has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Granite Ridge’s control. Granite Ridge does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws, and our ability to establish and maintain effective internal control over financial reporting.
Use of Non-GAAP Financial Measures
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), this press release contains certain financial measures that are not prepared in accordance with GAAP, including Adjusted Net Income, Adjusted Earnings Per Share, Adjusted EBITDAX, Operating Cash Flow Before Working Capital Changes and Free Cash Flow.
See “Supplemental Non-GAAP Financial Measures” below for a description and reconciliation of each non-GAAP measure presented in this press release to the most directly comparable financial measure calculated in accordance with GAAP.

Granite Ridge Resources Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except par value and share data)	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash	$20,782	$10,430
Revenue receivable	64,831	72,934
Advances to operators	15,207	4,928
Prepaid and other expenses	2,737	1,716
Derivative assets - commodity derivatives	7,094	11,117
Equity investments	58,207	50,427
Total current assets	168,858	151,552
Property and equipment:
Oil and gas properties, successful efforts method	1,301,346	1,236,683
Accumulated depletion	(508,307)	(467,141)
Total property and equipment, net	793,039	769,542
Long-term assets:
Derivative assets - commodity derivatives	—	1,189
Other long-term assets	4,785	4,821
Total long-term assets	4,785	6,010
Total assets	$966,682	$927,104
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued expenses	$62,028	$60,875
Other liabilities	4,081	1,204
Total current liabilities	66,109	62,079
Long-term liabilities:
Long-term debt	137,500	110,000
Derivative liabilities - commodity derivatives	657	—
Asset retirement obligations	9,589	9,391
Deferred tax liability	78,809	73,989
Total long-term liabilities	226,555	193,380
Total liabilities	292,664	255,459
Stockholders' Equity:
Common stock, $0.0001 par value, 431,000,000 shares authorized, 136,424,207 and 136,040,777 issued at March 31, 2024 and December 31, 2023, respectively	14	14
Additional paid-in capital	653,686	653,174
Retained earnings	56,660	54,782
Treasury stock, at cost, 5,680,255 and 5,677,627 shares at March 31, 2024 and December 31, 2023, respectively	(36,342)	(36,325)
Total stockholders' equity	674,018	671,645
Total liabilities and stockholders' equity	$966,682	$927,104

Granite Ridge Resources Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2024	2023
Revenues:
Oil and natural gas sales	$88,996	$91,310
Operating costs and expenses:
Lease operating expenses	15,479	13,772
Production and ad valorem taxes	5,749	5,717
Depletion and accretion expense	40,941	33,852
Impairments of unproved properties	732	—
General and administrative (including non-cash stock-based compensation of $512 and $1,059 for the three months ended March 31, 2024 and 2023, respectively)	6,492	8,579
Total operating costs and expenses	69,393	61,920
Net operating income	19,603	29,390
Other income (expense):
Gain (loss) on derivatives - commodity derivatives	(3,161)	13,323
Interest expense	(3,159)	(339)
Gain on derivatives - common stock warrants	—	5,278
Gain on equity investments	7,779	—
Other	2	—
Total other income	1,461	18,262
Income before income taxes	21,064	47,652
Income tax expense	4,837	10,786
Net income	$16,227	$36,866

Net income per share:
Basic	$0.12	$0.28
Diluted	$0.12	$0.28
Weighted-average number of shares outstanding:
Basic	130,136	133,002
Diluted	130,160	133,002

Granite Ridge Resources Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2024	2023
Operating activities:
Net income	$16,227	$36,866
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion and accretion expense	40,941	33,852
Impairments of unproved properties	732	—
(Gain) loss on derivatives - commodity derivatives	3,161	(13,323)
Net cash receipts from commodity derivatives	2,708	6,386
Stock-based compensation	512	1,059
Amortization of deferred financing costs	295	163
Gain on derivatives - common stock warrants	—	(5,278)
Gain on equity investments	(7,779)	—
Deferred income taxes	4,820	9,964
Other	(17)	(137)
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Revenue receivable	8,103	6,433
Accrued expenses	(3,213)	4,609
Other receivable	530	(260)
Prepaid and other expenses	(1,551)	325
Other payable	3,187	815
Net cash provided by operating activities	68,656	81,474
Investing activities:
Capital expenditures for oil and natural gas properties	(69,660)	(105,556)
Acquisition of oil and natural gas properties	(2,627)	(24,370)
Refund of advances to operators	1,282	—
Net cash used in investing activities	(71,005)	(129,926)
Financing activities:
Proceeds from borrowing on credit facilities	27,500	25,000
Deferred financing costs	(32)	—
Payment of expenses related to formation of Granite Ridge Resources, Inc.	—	(43)
Purchase of treasury shares	(418)	(1,768)
Payment of dividends	(14,349)	(14,640)
Net cash provided by financing activities	12,701	8,549

Net change in cash and restricted cash	10,352	(39,903)
Cash and restricted cash at beginning of period	10,730	51,133
Cash and restricted cash at end of period	$21,082	$11,230

Supplemental disclosure of non-cash investing activities:
Oil and natural gas property development costs in accrued expenses	$9,168	$3,412
Advances to operators applied to development of oil and natural gas properties	$23,294	$26,299
Cash and restricted cash:
Cash	$20,782	$10,930
Restricted cash included in other long-term assets	300	300
Cash and restricted cash	$21,082	$11,230

Granite Ridge Resources Inc.
Summary Production and Price Data
The following table sets forth summary information concerning production and operating data for the periods indicated:

	Three months ended March 31,
	2024	2023
Net Sales (in thousands):
Oil sales	$75,766	$73,475
Natural gas and related product sales	13,230	17,835
Total revenues	88,996	91,310

Net Production:
Oil (MBbl)	969	965
Natural gas (MMcf)	7,203	6,720
Total (MBoe)(1)	2,170	2,085
Average Daily Production:
Oil (Bbl)	10,650	10,722
Natural gas (Mcf)	79,151	74,667
Total (Boe)(1)	23,842	23,167

Average Sales Prices:
Oil (per Bbl)	$78.17	$76.14
Effect of gain on settled oil derivatives on average price (per Bbl)	0.10	2.02
Oil net of settled oil derivatives (per Bbl) (2)	78.27	78.16

Natural gas sales (per Mcf)	1.84	2.65
Effect of gain on settled natural gas derivatives on average price (per Mcf)	0.36	0.66
Natural gas sales net of settled natural gas derivatives (per Mcf) (2)	2.20	3.31

Realized price on a Boe basis excluding settled commodity derivatives	41.02	43.79
Effect of gain on settled commodity derivatives on average price (per Boe)	1.25	3.06
Realized price on a Boe basis including settled commodity derivatives (2)	42.27	46.85

Operating Expenses (in thousands):
Lease operating expenses	$15,479	$13,772
Production and ad valorem taxes	5,749	5,717
Depletion and accretion expense	40,941	33,852
General and administrative	6,492	8,579
Costs and Expenses (per Boe):
Lease operating expenses	$7.13	$6.61
Production and ad valorem taxes	2.65	2.74
Depletion and accretion	18.87	16.24
General and administrative	2.99	4.11

Net Producing Wells at Period-End:	181.34	152.18
(1)Natural gas is converted to Boe using the ratio of one barrel of oil to six Mcf of natural gas.
(2)The presentation of realized prices including settled commodity derivatives is a result of including the net cash receipts from (payments on) commodity derivatives that are presented in our condensed consolidated statements of cash flows. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of our commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.

Granite Ridge Resources Inc.
Derivatives Information
The table below provides data associated with the Company’s derivatives at May 8, 2024, for the periods indicated:

	2024				2025	2026
	Second Quarter	Third Quarter	Fourth Quarter	Total	Total	Total
Collars (oil)
Volume (Bbl)	401,874	361,552	311,496	1,074,922	716,739	—
Weighted-average floor price ($/Bbl)	$64.27	$64.32	$64.13	$65.24	$62.46	$—
Weighted-average ceiling price ($/Bbl)	$85.11	$85.24	$84.97	$85.11	$82.02	$—
Swaps (oil)
Volume (Bbl)	48,000	39,000	32,000	119,000	—	—
Weighted-average price ($/Bbl)	$80.00	$80.00	$80.00	$80.00	$—	$—
Collars (natural gas)
Volume (Mcf)	—	—	1,615,000	1,615,000	8,728,829	7,171,176
Weighted-average floor price ($/Mcf)	$—	$—	$3.57	$3.57	$3.15	$3.25
Weighted-average ceiling price ($/Mcf)	$—	$—	$5.37	$5.37	$4.16	$4.00
Swaps (natural gas)
Volume (Mcf)	3,236,000	4,119,952	1,895,588	9,251,540	1,612,050	—
Weighted-average price ($/Mcf)	$3.22	$3.41	$3.55	$3.37	$3.20	$—

Granite Ridge Resources Inc.
Supplemental Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. However, the Company believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and the results of prior periods. In addition, the Company believes these measures are used by analysts and others in the valuation, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. See the reconciliations throughout this release of GAAP financial measures to non-GAAP financial measures for the periods indicated.
Reconciliation of Net Income to Adjusted EBITDAX
Adjusted EBITDAX is presented herein and reconciled from the GAAP measure of net income because of its wide acceptance by the investment community as a financial indicator.
The Company defines Adjusted EBITDAX as net income before depletion and accretion expense, (gain) loss on derivatives - commodity derivatives, net cash receipts from (payments on) commodity derivatives, interest expense, (gain) loss on derivatives - common stock warrants, non-cash stock-based compensation, income tax expense, impairment of unproved properties, impairment of long-lived assets, gain on equity investments and other. Adjusted EBITDAX is not a measure of net income or cash flows as determined by GAAP.
The Company’s Adjusted EBITDAX measure provides additional information that may be used to better understand the Company’s operations. Adjusted EBITDAX is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered in isolation or as an alternative to, or more meaningful than, net income as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements. For example, Adjusted EBITDAX can be used to assess the Company’s operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure, and to assess the financial performance of the Company’s assets and the Company without regard to capital structure or historical cost basis.
The following table provides a reconciliation of the GAAP measure of net income to Adjusted EBITDAX for the periods indicated:

	Three Months Ended March 31,
(in thousands)	2024	2023
Net income	$16,227	$36,866
Interest expense	3,159	339
Income tax expense	4,837	10,786
Depletion and accretion expense	40,941	33,852
Non-cash stock-based compensation	512	1,059
Impairments of unproved properties	732	—
(Gain) loss on derivatives - commodity derivatives	3,161	(13,323)
Gain on equity investments	(7,779)	—
Net cash receipts from commodity derivatives	2,708	6,386
Gain on derivatives - common stock warrants	—	(5,278)
Adjusted EBITDAX	$64,498	$70,687
Reconciliation of Net Cash Provided by Operating Activities to Operating Cash Flow Before Working Capital Changes and to Free Cash Flow
The Company provides Operating Cash Flow (“OCF”) Before Working Capital Changes, which is a non-GAAP financial measure. The Company defines OCF Before Working Capital Changes as net cash provided by operating activities as determined under GAAP excluding changes in operating assets and liabilities such as: changes in cash due to changes in operating assets and liabilities, revenue receivable, other receivable, accrued expenses, prepaid and other expenses and other payables. The Company believes OCF Before Working Capital Changes is an accepted measure of an oil and natural gas company’s ability to generate cash used to fund development and acquisition activities and service debt or pay dividends.

Additionally, the Company provides Free Cash Flow, which is a non-GAAP financial measure. The Company defines Free Cash Flow as OCF Before Working Capital Changes minus development costs. The Company believes that Free Cash Flow is useful to investors as it provides measures to compare cash from operating activities and exploration and development costs across periods on a consistent basis.
These non-GAAP measures should not be considered in isolation or as alternatives to, or more meaningful than, net cash provided by operating activities as indicators of operating performance.
The following tables provide a reconciliation from the GAAP measure of net cash provided by operating activities to OCF Before Working Capital Changes and to Free Cash Flow:

	Three Months Ended March 31,
(in thousands)	2024	2023
Net cash provided by operating activities	$68,656	$81,474
Changes in cash due to changes in operating assets and liabilities:
Revenue receivable	(8,103)	(6,433)
Other receivable	(530)	260
Accrued expenses	3,213	(4,609)
Prepaid and other expenses	1,551	(325)
Other payable	(3,187)	(815)
Total working capital changes	(7,056)	(11,922)
Operating Cash Flow Before Working Capital Changes	61,600	69,552
Development costs	62,639	98,606
Free Cash Flow	$(1,039)	$(29,054)
Reconciliation of Net Income to Adjusted Net Income and Adjusted Earnings per Share
The Company’s provides Adjusted Net Income and Adjusted Earnings Per Share, which are non-GAAP financial measures. Adjusted Net Income and Adjusted Earnings Per Share represent earnings and diluted earnings per share determined under GAAP without regard to certain non-cash and nonrecurring items. The Company defines Adjusted Net Income as net income as determined under GAAP excluding impairments of long-lived assets, impairments of unproved properties, (gain) loss on derivatives - commodity derivatives, net cash receipts from (payments on) commodity derivatives, gain (loss) on derivatives - common stock warrants, gain on equity investments and tax impact on above adjustments.

The Company defines Adjusted Earnings Per Share as Adjusted Net Income divided by weighted average number of diluted shares of common stock outstanding.

The Company believes these measures provide useful information to analysts and investors for analysis of its operating results on a recurring, comparable basis from period to period. Adjusted Net Income and Adjusted Earnings Per Share should not be considered in isolation or as a substitute for earnings or diluted earnings per share as determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies.

The following table provides a reconciliation from the GAAP measure of net income to Adjusted Net Income, both in total and on a per diluted share basis, for the periods indicated:

	Three Months Ended March 31,
(in thousands, except per share data)	2024	2023
Net income	$16,227	$36,866
Impairments of unproved properties	732	—
(Gain) loss on derivatives - commodity derivatives	3,161	(13,323)
Net cash receipts from commodity derivatives	2,708	6,386
Gain on equity investments	(7,779)	—
Gain on derivatives - common stock warrants	—	(5,278)
Tax impact on above adjustments (a)	270	2,773
Adjusted net income	$15,319	$27,424

Earnings per diluted share - as reported	$0.12	$0.28
Impairments of unproved properties	0.01	—
(Gain) loss on derivatives - commodity derivatives	0.03	(0.10)
Net cash receipts from commodity derivatives	0.02	0.05
Gain on derivatives - common stock warrants	—	(0.04)
Gain on equity investments	(0.06)	—
Tax impact on above adjustments (a)	—	0.02
Adjusted earnings per diluted share	$0.12	$0.21
Adjusted earnings per share:
Basic earnings	$0.12	$0.21
Diluted earnings	$0.12	$0.21
(a) Estimated using statutory tax rate in effect for the period.